As filed with the Securities and Exchange Commission on October 19, 1998
                                                         Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                    FORM S-8 REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                                ---------------
                              L.B. FOSTER COMPANY
             (Exact name of registrant as specified in its charter)

                             Pennsylvania 25-1324733
          (State of Incorporation) (I.R.S. Employer Identification No.)

                415 Holiday Drive, Pittsburgh, Pennsylvania 15220
               (Address of principal executive offices) (Zip Code)
                               -----------------
                              L.B. FOSTER COMPANY

                           Voluntary Investment Plan
             Retirement Savings Plan for Non-Union Hourly Employees
                           (Full titles of the plans)
                               ------------------
                              DAVID L. VOLTZ, Esq.
                 Vice President, General Counsel and Secretary
                              L.B. Foster Company
                               415 Holiday Drive
                         Pittsburgh, Pennsylvania 15220
                    (Name and address of agent for service)

                                 (412) 928-3431
         (Telephone number, including area code, of agent for service)
                            -------------------------
                                    Copy to:
                             MICHAEL M. LYONS, Esq.
                        Klett Lieber Rooney & Schorling
                         40th Floor, One Oxford Centre
                         Pittsburgh, Pennsylvania 15219
                              --------------------
                        CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
                       Amount         maximum       maximum          Amount of
Title of securities    to be      offering price   aggregate       registration
to be registered     registered     per share*   offering price*        fee
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Common Stock,
$.01 par value     2,000,000 shs.   $3.94            $7,880,000         $2,325

*Estimated in accordance with Rule 457(c) solely for the purpose of computing the registration fee, based on the average of the high and low prices for October 15, 1998 as reported in the NASDAQ National Market System.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         L.B. Foster Company is hereinafter referred to as the "Company," the Company's Voluntary Investment Plan as Amended and Restated is hereinafter referred to as the "Investment Plan," and the Company's Retirement Savings Plan for Non-Union Hourly Employees as Amended and Restated is hereinafter referred to as the "Retirement Plan." The Investment Plan and the Retirement Plan are hereinafter collectively referred to as the "Plans."

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this registration statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission ("Commission") under the Securities Exchange Act of 1934, as amended ("Exchange Act").

         (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998 and its Current Reports on Form 8-K dated May 14 and June 9, 1998, filed with the Commission under the Exchange Act.

         (c) The descriptions of the Company's Common Stock, $.01 par value, and Common Stock Purchase rights contained in the Company's Registration Statements on Form 8-A/A and Form 8-A, respectively, filed with the Commission under the Exchange Act.

         All documents filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         None

Item 6. Indemnification of Directors and Officers.

         Section 6.01 of the Company's By-Laws provides, in part, that the Company shall, to the fullest extent permitted by Pennsylvania law, indemnify its officers and directors in connection with any actual, threatened or completed action, suit or proceeding arising out of their service to the Company or to another entity at the request of the Company.

         The Company's directors and officers currently are covered as insureds under directors' and officers' liability insurance. Such insurance, subject to an annual renewal and certain rights of the insurer to terminate, provides an aggregate maximum of $1,000,000 of coverage for directors and officers of the Company and its subsidiaries for claims made during the policy period.

         Each Plan provides that, except to the extent insured and except for willful misconduct, the Company shall indemnify any employee of the Company against any liability incurred by reason of the employee's service as a fiduciary with respect to the Plan.

Item 7.  Exemption From Registration Claimed.

         No "restricted" securities will be reoffered or resold.

Item 8. Exhibits.

         The following exhibits are filed herewith as part of this registration statement:

     4.1      Voluntary Investment Plan as Amended and Restated.

     4.1.1 Internal Revenue Service Determination Letter for Voluntary Investment Plan.

     4.2 Retirement Savings Plan for Non-Union Hourly Employees as Amended and Restated.

     4.2.1 Internal Revenue Service Determination letter for Retirement Savings Plan for Non-Union Hourly Employees.

     5 Opinion and consent of Klett Lieber Rooney & Schorling, a Professional Corporation.

     23       Consent of Ernst & Young LLP.

Item 9. Undertakings.

         The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The registrant further undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on October 19, 1998.
                                                      L.B. FOSTER COMPANY
                                                         (Registrant)

                                                      By:/s/Lee B. Foster
                                                      ----------------------
                                                      Lee B. Foster II
                                                      President

                               Power of Attorney

         Each person whose signature appears below hereby constitutes and appoints Lee B. Foster II, Roger F. Nejes and David L. Voltz, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                  Title                                       Date

/s/Lee B. Foster        Director and Chairman of the Board,     October 16, 1998
--------------------    President and Chief Executive Officer
Lee B. Foster II


/s/John W. Puth         Director                                October 16, 1998
--------------------
John W. Puth


/s/William H. Rackoff  Director                                 October 16, 1998
---------------------
William H. Rackoff


/s/Richard L. Shaw     Director                                 October 16, 1998
--------------------
Richard L. Shaw


/s/Roger L. Nejes      Senior Vice President - Finance and      October 16, 1998
--------------------   Administration (Principal Financial
Roger F. Nejes         and Accounting Officer)



                                   The Plans

         Pursuant to the requirements of the Securities Act of 1933, the administrators of the Plans have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on October 19, 1998.

                                       L.B. FOSTER COMPANY VOLUNTARY
                                       INVESTMENT PLAN

                                       L.B. FOSTER COMPANY RETIREMENT
                                       SAVINGS PLAN FOR NON-UNION
                                       HOURLY EMPLOYEES
                                                (The Plans)

                                       By: /s/Linda M. Terpenning
                                       ---------------------------------
                                         Name:    Linda M. Terpenning
                                         Title:Vice President - Human Resources